OPTION CERTIFICATE
                     (INCENTIVE STOCK OPTION)


     THIS IS TO CERTIFY that NETWORKS ELECTRONIC CORP., a California corporation (the "COMPANY"), has granted to the employee named below ("EMPLOYEE") an incentive stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES") under its 1996 Stock Incentive Plan as amended (the "PLAN") and upon the terms and conditions as follows:

     Name of Employee:         ----------------------------------

     Address of Employee:      ----------------------------------



     Number of Shares:         ----------------------------------


     Option Exercise Price:    $-------------- per share

     Date of Grant:            ------------ ----, 199--

     Option Expiration Date:   -------- ----, 200--

  EXERCISE SCHEDULE: The Option shall become exercisable as follows:







     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Incentive Stock Option) (the "OPTION AGREEMENT") which is attached to this Option Certificate (the "CERTIFICATE") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, NOT by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     EMPLOYMENT: The Option Agreement does not obligate the Company to retain you for any period of time. Unless otherwise agreed IN WRITING, the Company reserves the right to terminate any employee at any time, with or without cause. See Section 5(d) of the attached Option Agreement.

     TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company. If your employment ends due to death or permanent disability, the Option terminates six months after the date of death or disability, and is exercisable during such six-month period as to the portion of the Option which had vested prior to the date of death or disability. In all other cases, the Option terminates 45 days after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment; PROVIDED, HOWEVER, if you are terminated "for cause," the Option will terminate 30 days after the date of termination of your employment and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment. See Section 5 of the attached Option Agreement.

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Section 15(d) of the attached
Option Agreement.

     EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the attached Option Agreement. If at the time of the grant of the Option you own stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company (applying the attribution rules), you may not exercise the Option for five years from the date the Option is granted.

     MARKET STAND-OFF: The Option provides that in connection with any underwritten public offering by the Company, you may not sell or transfer any of your Shares without the prior written consent of the Company or its underwriters for a period of up to 180 days after the effective date of the offering. See Section 6(a) of the attached Option Agreement.

     ADJUSTMENTS UPON RECAPITALIZATION: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Section 7 of the attached Option Agreement.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to

<PAGE 2>

options or stock which may otherwise have been promised to you.
See Section 8 of the attached Option Agreement.

     WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 13 of the attached Option Agreement.



<PAGE 3>

                            AGREEMENT

     Networks Electronic Corp., a California corporation, and Employee each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Incentive Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.


DATED: ----------------------

                              NETWORKS ELECTRONIC CORP.



                              By: ------------------------------

                              Its:------------------------------



                              EMPLOYEE



                              ----------------------------------
                              Name:


                              ----------------------------------
                              (Please print your name exactly as
                              you wish it to appear on any stock
                              certificates issued to you upon
                              exercise of the Option)


<PAGE 4>


                             ANNEX I

                      STOCK OPTION AGREEMENT
                     (INCENTIVE STOCK OPTION)



     This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into as of the execution date of the Option Certificate to which it is attached (the "CERTIFICATE") by and between Networks Electronic Corp., a California corporation (the "COMPANY"), and the employee named in the Certificate ("EMPLOYEE").

     Pursuant to the Networks Electronic Corp. 1996 Stock Incentive Plan, as amended (the "PLAN"), the Board of Directors of the Company (the "BOARD") has authorized the grant to Employee of an incentive stock option to purchase shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement and in the Plan.

     The Company and Employee agree as follows:

     1.   GRANT OF OPTION.

          The Company hereby grants to Employee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement and the Plan, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

     2.   TERM OF OPTION.

          The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate (the "EXPIRATION DATE"), unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

     3.   EXERCISE PERIOD.

          (a) Subject to the provisions of Sections 3(b), 5 and 7(b) of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; I.E., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the Option Expiration Date or the termination of the Option.

          (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

          (c) Notwithstanding anything to the contrary contained in this Option Agreement, if at the time of the grant of the Option you own stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company (applying the attribution rules as required under the Code), you may not exercise the Option for five years from the date the Option is granted.

     4.   EXERCISE OF OPTION.

          There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

          (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of Shares then being purchased (the "PURCHASED
SHARES");

          (b) payment of the Exercise Price of the Purchased Shares, either (1) in cash, or (2) with the consent of the Board (which may be withheld in its absolute discretion), by (i) delivery to the Company of other shares of Common Stock with an aggregate Fair Market Value equal to the total Exercise Price of the Purchased Shares, (ii) according to a deferred payment or other arrangement (which may include without limiting the generality of the foregoing, the use of other shares of Common Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to the terms of this Option Agreement, or (iii) in any other form of legal consideration that may be acceptable to the Board; and

          (c) if requested by the Company, a letter of investment intent in such form and containing such provisions as the Company may require.

          In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provision of the Internal
Revenue Code of 1986, as amended (the "CODE") and Treasury
Regulations.

          Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Employee a stock certificate or stock certificates evidencing the Purchased Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Employee, in cash or by check, the Fair Market Value of any fraction or fractions of a share exercised by Employee. "FAIR MARKET VALUE" shall be determined as follows: (1) if the Common Stock is listed on any established stock exchange or

<PAGE 2>

a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; (2) if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; and
(3) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     5.   TERMINATION OF EMPLOYMENT.

          (a) If the Employee's "Continuous Status as Employee, Director or Consultant" (as defined in the Plan) ceases for any reason other than death or permanent disability (a "TERMINATING EVENT"), Employee shall have the right, subject to the provisions of Section 5(c) below, to exercise the Option at any time following such Terminating Event until the earlier to occur of
(1) 45 days following the date of such Terminating Event and (2) the Expiration Date. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Board, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

          (b) If, by reason of death or disability (a "SPECIAL TERMINATING EVENT"), Employee shall cease to be an officer or employee the Company or any Subsidiary or Parent of the Company, then Employee, Employee's executors or administrators or any person or persons acquiring the Option directly from Employee by bequest or inheritance, shall have the right to exercise the Option at any time following such Special Terminating Event until the earlier to occur of (1) six months following the date of such Special Terminating Event and (2) the Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code. Employee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Board may from time to time require.

          (c) If Employee shall be terminated "for cause" by the Company, any Subsidiary or any Parent, Employee shall have the right to exercise the Option at any time following such Terminating Event until the earlier to occur of (1) 30 days following the date of such Terminating Event and (2) the Expiration Date. For purposes of this Option Agreement, "for

<PAGE 3>

cause" shall mean the following to the extent it results in substantial harm to the Company or could reasonably be expected to result in substantial harm to the Company:

               (1) the willful failure or refusal by Employee to perform his duties to the Company; or

               (2) Employee's willful disobedience of any orders or directives of the Board or any officers thereof acting under the authority thereof or Employee's deliberate interference with the compliance by other employees of the Company with any such orders or directives; or

               (3) the willful failure or refusal of Employee to abide by or comply with the written policies, standard procedures or regulations of the Company; or

               (4) any willful or continued act or course of conduct by Employee which the Board in good faith determines might reasonably be expected to have a material detrimental effect on the Company or the business, operations, affairs or financial position thereof; or

               (5) the committing by the Employee of any fraud, theft, embezzlement or other dishonest act against the Company;
or

               (6) the determination by the Board, in good faith and in the exercise of reasonable discretion, that Employee is not competent to perform his duties of employment.

          (d) Nothing in the Plan, the Certificate or this Option Agreement shall confer upon the Employee any right to continue in the employ of the Company or any affiliate (as defined in the Plan) or shall affect the right of the Company or any Affiliate to terminate the employment of the Employee, with or without cause.

     6.   RESTRICTIONS ON PURCHASED SHARES.

          (a)  MARKET STAND-OFF.

               (1) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 ACT"), including the Company's initial public offering, Employee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; PROVIDED, HOWEVER, that in no event shall such period exceed 180 days. Employee agrees to execute and

<PAGE 4>

deliver to the Company such further documents or instruments as the Company reasonably determines to be necessary or appropriate to effect the provisions of this Section 6(a).

               (2) In the event of any stock dividend, stock split, recapitalization or other transaction resulting in an adjustment under Section 7 hereof, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to or in exchange for the Purchased Shares shall be immediately subject to the provisions of this Section 6(a), to the same extent the Purchased Share are at such time covered by such provisions.

               (3)  In order to enforce the provisions of Section
6(a), the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

          (b)  SECURITIES LAW RESTRICTIONS.  None of the
Purchased Shares shall be Transferred (with or without consideration) and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

               (1) the Purchased Shares are Transferred pursuant to and in conformity with (i)(A) an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act, or (B) an exemption from registration under the 1933 Act, and (ii) the securities laws of any state of the United States; and

               (2) Employee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i)(A) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (B) is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Commission thereunder, and
(ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

          (c)  NONCOMPLYING TRANSFERS INVALID.      Any attempted
Transfer which is not in full compliance with this Section 6 shall be null and void AB INITIO, and of no force or effect.


     7.   ADJUSTMENTS UPON RECAPITALIZATION.

          (a) Subject to the provisions of Section 7(b), if any change is made in the Common Stock, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than

<PAGE 5>

cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) the Option will be proportionately adjusted for such change in the class(es) and number of shares and price per share of stock subject to the Option. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

          (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law, the Option shall (i) terminate upon such event and may be exercised prior thereto to the extent the Option is then exercisable or
(ii) continue in full force and effect and, if applicable, the surviving corporation or an Affiliate of such surviving corporation shall assume the Option and/or shall substitute similar option or award in place of the Option.

          (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, and its determination shall be final, binding and conclusive.

          (d) The provisions of this Section 7 are intended to be exclusive, and Employee shall have no other rights upon the occurrence of any of the events described in this Section 7.

          (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     8.   WAIVER OF RIGHTS TO PURCHASE STOCK.

          By signing this Option Agreement, Employee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Employee any option or equity security of the Company, other than the Shares subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Employee by the Board. By signing this Option Agreement, Employee specifically waives all rights which he or she may have had prior to the date of this Option Agreement to receive any option or equity security of the Company.


<PAGE 6>

     9.   INVESTMENT INTENT.

          Employee represents and agrees that if he or she exercises the Option in whole or in part, and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the 1933 Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

     10.  LEGEND ON STOCK CERTIFICATES.

          Employee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

     11.  NO RIGHTS AS SHAREHOLDER.

          Except as provided in Section 7 of this Option Agreement, Employee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Employee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     12.  MODIFICATION.

          Subject to the terms and conditions and within the limitations of the Plan, the Board (excluding the Employee) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Employee, would cause the Option to fail to continue to qualify as an "incentive stock option" under Section 422 of the Code or would alter or impair any rights of the Employee under the Option.

     13.  DISQUALIFYING DISPOSITION; WITHHOLDING.

          (a) To receive the favorable tax treatment accorded grants and exercises of incentive stock options, Employee must hold the Purchased Shares until the later of two years after the grant of this Option or one year after the issuance of the Purchased Shares to the Employee (the "HOLDING PERIOD"). Employee understands that should he or she make a disposition of those shares (as defined in Section 424(c) of the Code) (a "DISQUALIFYING DISPOSITION") before the end of the Holding Period, Employee will recognize taxable ordinary income to the extent of the

<PAGE 7>

difference between the Fair Market Value of the Purchased
Shares upon the exercise and the Exercise Price. Employee agrees that should he or she make a Disqualifying Disposition of all or any of the Purchased Shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Purchased Shares. Employee agrees that he or she shall maintain all Purchased Shares in his or her name so long as he or she maintains beneficial ownership of such Shares.

          (b) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Employee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Employee agrees to take such other action required by the Company to satisfy such withholding requirements.

          (c) With the consent of the Board, and in accordance with any rules and procedures from time to time adopted by the Board, Employee may elect to satisfy his or her obligations under
Section 13(b) above by (1) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Employee (a "SECTION 16(B) RECIPIENT") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under
Section 83(b) of the Code (a "WITHHOLDING RIGHT")); or (2) tendering other shares of the Common Stock of the Company which are already owned by Employee which in all cases have a Fair Market Value (as determined in accordance with the provisions of Section 4 hereof) on the date as of which the amount of tax to be withheld is determined (the "TAX DATE") equal to the amount of taxes to be paid by such method.

          (d) To exercise a Withholding Right, the Employee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Board:

                        (1) the Employee must deliver to the Company a written notice of election (the "ELECTION") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 13(c) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Employee's form W-4 (or comparable state or local form);

                        (2)   unless disapproved by the Board as
provided in subsection (3) below, the Election once made will be irrevocable;

                        (3) no Election is valid unless the Board has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Board has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved; and

<PAGE 8>

                        (4) if the Employee on the date of delivery of the Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                              (i)  the Election cannot be made during
the six calendar month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date);
and

                              (ii) the Election (and the exercise of
the related Option) must be made either during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the 12th business day following such date or at least six calendar months or more prior to the Tax Date.

     14.  CHARACTER OF OPTION.

          The Option is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     15.  GENERAL PROVISIONS.

          (a) FURTHER ASSURANCES. Employee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

          (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

              (1)   If to the Company, to:

                    Networks Electronic Corp.
                    9750 De Soto Avenue
                    Chatsworth, CA  91311

              (2)   If to Employee, to the address set
                    forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subsection (b).

<PAGE 8>

          (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT.
The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

          (d) OPTION NON-TRANSFERABLE. Employee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Employee only by Employee or by his or her guardian or legal representative in the case of a disability, and upon the Employee's death only by his or her Estate or by any person who acquired the Option by bequest or inheritance or by reason of the death of the Employee.

          (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option
Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

          (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WHICH SHALL TO THAT EXTENT GOVERN.

          (g) INCORPORATION OF PLAN BY REFERENCE. This Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and it is intended that this Option Agreement shall be interpreted in a manner to comply therewith. Capitalized terms used in the Certificate or this Option Agreement shall have the meaning set forth in the Plan. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

          (h) A COMMITTEE. As provided in the Plan, the Board may delegate administration of the Plan and this Option Agreement to a committee (the "COMMITTEE"). If administration is delegated to a Committee, the Committee shall have, in connection with this Option Agreement, the powers theretofore possessed by the Board (and references in this Option Agreement to the Board shall thereafter be to the Committee).

          (i) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

<PAGE 10>

          THE SIGNATURE PAGE TO THIS OPTION AGREEMENT CONSISTS OF
THE LAST PAGE OF THE CERTIFICATE.

<PAGE 11>

                           Exhibit "A"

                        NOTICE OF EXERCISE

         (To be signed only upon exercise of the Option)


To:  Networks Electronic Corp.

     The undersigned, the holder of the enclosed Stock Option Agreement (Incentive Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ______* shares of Common Stock of Networks Electronic Corp. (the "COMPANY"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:


                                   ------------------------------
                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of the
                                   Option)

                                   ------------------------------
                                   (Please Print Name)

                                   ------------------------------
                                   (Address)

     * Insert here the number of Shares called for on the face of the Option (or, in the case of a partial exercise, the number of Shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.